Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

WESTAR ENERGY, INC.

(Exact name of obligor as specified in its charter)

Kansas	48-0290150
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

818 South Kansas Avenue

Topeka, Kansas 66612

Larry D. Irick

(785) 575-6300

Copies To:

Daniel G. Kelly, Jr.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Senior Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 – Incorporated herein reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-141013.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank Trust Company Americas required by Section 321(b) of the Act.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of December 31, 2009. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on this      day of April, 2010.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Jeffrey J. Powell
Jeffrey J. Powell Vice President

EXHIBIT 6

April     , 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/
[Name]
Vice President

CH01/ 25476055.1

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
RSSD-ID 214807	Quarter End Date 12/31/2009
Last Updated on 3/24/2010	10

(TEXT4464) Intercompany expense allocation

Schedule RC - Balance Sheet

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin	RCFD0081	401,000	1.a.
b. Interest-bearing balances	RCFD0071	17,995,000	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	1,073,000	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	100,000	3.a.
b. Securities purchased under agreements to resell	RCFDB989	2,007,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	0	4.a.
b. Loans and leases, net of unearned income	RCFDB528	12,548,000	4.b.
c. LESS: Allowance for loan and lease losses	RCFD3123	182,000	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFDB529	12,366,000	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	6,374,000	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	46,000	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	17,000	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD2130	0	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCFD3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCFD0426	59,000	10.b.
11. Other assets (from Schedule RC-F)	RCFD2160	5,437,000	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	45,875,000	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	14,808,000	13.a.
1. Noninterest-bearing	RCON6631	9,867,000	13.a.1.
2. Interest-bearing	RCON6636	4,941,000	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	9,927,000	13.b.
1. Noninterest-bearing	RCFN6631	4,466,000	13.b.1.
2. Interest-bearing	RCFN6636	5,461,000	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices	RCONB993	6,531,000	14.a.
b. Securities sold under agreements to repurchase	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	161,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	2,907,000	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCFD3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	2,329,000	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	36,663,000	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	1,500,000	23.
24. Common stock	RCFD3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	587,000	25.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
RSSD-ID 214807	Quarter End Date 12/31/2009
Last Updated on 3/24/2010	11

Dollar amounts in thousands
26. Not available			26.
a. Retained earnings	RCFD3632	4,559,000	26.a.
b. Accumulated other comprehensive income	RCFDB530	35,000	26.b.
c. Other equity capital components	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	8,808,000	27.a.
b. Noncontrollng (minority) interests in consolidated subsidiaries	RCFD3000	404,000	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	9,212,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	45,875,000	29.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2008

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date	RCON8678	NR	M.2.